UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2009

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting held on January 26, 2009, the Registrant’s stockholders approved further amendments to the Registrant’s Restated Articles of Organization and By-laws to implement majority voting in connection with the election of directors so as to require that a director standing for election in an uncontested election receive the affirmative vote of a majority of the votes cast in his or her election. The board had adopted, subject to approval of these amendments, a director resignation policy, which provides that in an uncontested election, an incumbent director who does not receive a majority affirmative vote is required to tender his or her resignation. The resignation shall be considered by the Nominating and Corporate Governance Committee and acted upon by the board within 90 days of the election. The Articles of Amendment effecting the implementation of majority voting were filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts on January 27, 2009 and were effective as of filing. The related amendments to the By-laws were effective as of their approval at the Annual Meeting on January 26, 2009. The full text of the Registrant’s Restated Articles of Organization, as amended (including the Articles of Amendment filed on January 27, 2009) and the Registrant’s By-laws, as amended (including the amendments approved at the Annual Meeting) are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

Date: January 30, 2009	By:	/s/ Bruce Garr
	Name:	Bruce Garr
	Title:	Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
3.1	Restated Articles of Organization, as amended

3.2	By-laws, as amended